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PricewaterhouseCoopers LLP 1901 6th Ave. N., Suite 1600 Birmingham AL 35203 Telephone (205) 252 8400 Facsimile (205) 252 7776

July 6, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by The Peoples BancTrust Company, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated June 30, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP